UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant:	☒
Filed by a Party other than the Registrant:	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to Rule 14a-12

AIRSPAN NETWORKS INC.
(Name of Registrant as Specified in Its Charter)

AIRSPAN NETWORKS INC.
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AIRSPAN NETWORKS INC.
777 Yamato Road
Suite 310
Boca Raton, Florida 33431

April 26, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Airspan Networks Inc. that will be held at our headquarters, 777 Yamato Road, Suite 310, Boca Raton, FL 33431, on May 30, 2007, at 11:00 AM EDT. I look forward to greeting as many of our shareholders as possible.

At this year’s annual meeting, the agenda includes the annual election of directors and ratification of the selection of our independent registered public accounting firm. The Board of Directors recommends that you vote FOR election of the director nominees and FOR ratification of the selection of our independent registered public accounting firm. Please refer to the proxy statement for detailed information on each of the proposals and the annual meeting. Your Airspan stockholder vote is important, and we strongly urge you to cast your vote.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting, you will of course be able to vote in person, even if you have previously submitted your proxy card.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

Sincerely,

/s/ Eric Stonestrom
Eric Stonestrom
President and Chief Executive Officer

AIRSPAN NETWORKS INC.
777 Yamato Road
Suite 310
Boca Raton, Florida 33431

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 30, 2007

To the Shareholders of

Airspan Networks Inc.:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of Airspan Networks Inc., a Washington corporation (the “Company”), will be held on May 30, 2007, at 11:00 AM EDT, at the Company’s headquarters, 777 Yamato Road, Suite 310, Boca Raton, FL 33431, for the following purposes:

•

To elect nine members to the Company’s Board of Directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

•

To consider and vote upon a proposal to approve of and ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

•

To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors recommend that you vote FOR the proposals described above. All shareholders are cordially invited to attend. However, only shareholders of record at the close of business on April 16, 2007 are entitled to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors,

/s/ David Brant

David Brant
Secretary

Boca Raton, Florida
April 26, 2007

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

i

2007 ANNUAL MEETING OF SHAREHOLDERS
OF
AIRSPAN NETWORKS INC.

——————

PROXY STATEMENT

——————

May 30, 2007, 11:00 AM EDT,
777 Yamato Road, Suite 310, Boca Raton, Florida 33431

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Airspan Networks Inc., a Washington corporation (the “Company”), of proxies from the holders of the Company’s common stock (the “Common Stock”) and Series B Preferred Stock (the “Series B Preferred Stock”), for use at the 2007 Annual Meeting of Shareholders of the Company for the fiscal year ended December 31, 2006, to be held at the Company’s headquarters, 777 Yamato Road, Suite 310, Boca Raton, Florida 33431, on May 30, 2007, at 11:00 AM EDT local time, or at any adjournment(s) or postponement(s) thereof (the “Annual Meeting”), pursuant to the foregoing Notice of Annual Meeting of Shareholders.

The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is April 26, 2007. Shareholders should review the information provided herein in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which accompanies this Proxy Statement. The complete mailing address, including zip code, of the Company’s principal executive offices is 777 Yamato Road, Suite 310, Boca Raton, Florida 33431 and its telephone number is (561) 893-8670.

PURPOSES OF THE MEETING

At the Annual Meeting, the Company’s shareholders will consider and vote upon the following matters:

1.

The election of nine members to the Company’s Board of Directors to serve until the next Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualified;

2.

To consider and vote upon a proposal to approve of and ratify the selection of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3.

Such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

Unless contrary instructions are indicated on the enclosed proxy card, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted: (1) FOR the election of the nine nominees for director named below; and (2) FOR the approval of and ratification of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

In the event a shareholder specifies a different choice by means of the enclosed proxy card, his shares will be voted in accordance with the specification so made. The Board of Directors does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate director nominees. In the event that any other matter should come before the Annual Meeting or any director nominee is not available for election, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters, in accordance with their best judgment.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

You can vote your shares of Common Stock and Series B Preferred Stock if the Company’s records show that you owned the shares on April 16, 2007. A total of 40,768,307 shares of Common Stock and 200,690 shares of Series B Preferred Stock can vote at the Annual Meeting. Pursuant to the Company’s Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), you are entitled to one vote for each share of Common Stock and 81 votes for each share of Series B Preferred Stock. The enclosed proxy card shows the number of shares you are entitled to vote.

The holders of the Common Stock and the Series B Preferred Stock will vote together with respect to the election of directors (Proposal No. 1) and the ratification of the independent registered public accounting firm (Proposal No. 2), as though they were a single class.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to the Company in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the nine director nominees and in favor of the ratification of the independent registered public accounting firm.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

Although the Company encourages you to complete, sign, date and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

Can I change or revoke my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change or revoke your vote by:

•

giving the Company’s secretary a written notice revoking your proxy card at or before the Annual Meeting;

•

signing, dating, and returning to the Company a new proxy card at or before the Annual Meeting; or

•

attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting will not, by itself, revoke a proxy. Any written notice of revocation or subsequent proxy may be sent to: Airspan Networks Inc., Attn: David Brant, Secretary, 777 Yamato Road, Suite 310, Boca Raton, Florida 33431, or hand delivered to the Secretary of the Company at or before voting at the Annual Meeting.

When was this proxy statement sent to shareholders?

This proxy statement was first mailed on April 26, 2007 to the Company’s shareholders of record as of April 16, 2007, the record date for voting at the Annual Meeting.

What if other matters come up at the Annual Meeting?

The matters described in this Proxy Statement are the only matters the Company knows will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

The Company will hold the Annual Meeting if holders of a majority of the votes entitled to be cast either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether the Company has a quorum, even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee by May 30, 2007 how to vote your shares (“broker non-votes”), the nominee can vote them as it sees fit only on matters that are determined to be routine. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.

Who pays for this proxy solicitation?

The Company does. In addition to sending you these materials, the Company may engage a proxy solicitation firm to contact you directly by telephone, mail or in person. The Company will bear such costs, if any, which are not expected to exceed $5,000.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on April 16, 2007, as the record date (the “Record Date”) for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 40,768,307 shares of Common Stock and 200,690 shares of Series B Preferred Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. The Series B Preferred Stock is convertible into 20,069,000 shares of Common Stock, subject to adjustment under certain circumstances.

Pursuant to the Articles of Incorporation, each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting and each share of Series B Preferred Stock is entitled to 81 votes on each matter submitted to shareholders for approval at the Annual Meeting.

Shareholders do not have the right to cumulate their votes for directors.

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that the presence, in person or by proxy, of the holders of record of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum.

Pursuant to the Articles of Incorporation and Washington General Company Law, the nine persons receiving the highest number of votes cast in his or her favor by the shares of Common Stock and Series B Preferred Stock represented in person or by proxy at the Annual Meeting, taken together, will be elected as directors (Proposal No. 1). Pursuant to the Bylaws, the ratification of the independent registered public accounting firm (Proposal No. 2) will be approved if the number of votes cast by the shares of Common Stock and Series B Preferred Stock, taken together, in favor of the proposal exceed the number of votes cast by the shares of Common Stock and Series B Preferred Stock, taken together, against the proposal.

Abstentions are counted as present for purposes of determining the presence of a quorum. Abstentions are not counted as votes cast “for” or “against” the election of any director (Proposal No. 1) or the ratification of the independent registered public accounting firm (Proposal No. 2).

If less than a majority of the outstanding shares of Common Stock and Series B Preferred Stock entitled to vote, taken together, are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given for the new date, time or place, if the new date, time or place is announced at the Annual Meeting before an adjournment is taken.

Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspectors shall determine the number of shares of Common Stock and Series B Preferred Stock represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies and shall receive, count and tabulate ballots and votes and determine the results thereof.

A list of shareholders entitled to vote at the Annual Meeting will be available at the Company’s offices, 777 Yamato Road, Suite 310, Boca Raton, FL 33431, for a period of ten days prior to the Annual Meeting and at the Annual Meeting itself, for examination by any shareholder.

ELECTION OF DIRECTORS

(Proposal No. 1)

The Company’s Board of Directors currently consists of nine members.

Nine directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Under Washington law and the Articles of Incorporation, the nine persons receiving the highest number of votes cast in his or her favor in person or by proxy at the Annual Meeting will be elected as directors of the Company. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy. Each of the nine director nominees listed below has been approved by the Governance and Nominating Committee.

All directors hold office until the next Annual Meeting of the Shareholders or until their successors have been elected and qualified. The Company’s officers are appointed annually and serve at the discretion of the Board of Directors.

The Board of Directors recommends a vote FOR the nine director nominees listed below:

Name	Age	Position

Julianne M. Biagini	44	Director
Bandel L. Carano	45	Director
Matthew J. Desch	49	Chairman of the Board of Directors
Michael T. Flynn	58	Director
Frederick R. Fromm	58	Director
Guillermo Heredia	65	Director
Thomas S. Huseby	59	Director
Eric D. Stonestrom	45	Chief Executive Officer, President, and Director
David A. Twyver	60	Director

Information About Director Nominees

Julianne M. Biagini has served as a director of Airspan since August 2006. Ms. Biagini has been employed by Endwave Corporation, a supplier of RF subsystems for millimeterwave, broadband wireless access systems, since 1994, and is currently an Executive Vice President. Ms. Biagini also served for five years as Chief Financial Officer of Endwave from May 2001 through April 2006. From 1992 until 1994, Ms. Biagini was the manager of Accounting and Tax at Exponent, Inc., an engineering and scientific consulting firm. Prior to 1992, Ms. Biagini worked at KPMG as a tax specialist. Ms. Biagini serves as a member of the Board of Directors of the American Electronics Association and is chairperson of the Silicon Valley/Northern California Council. Ms. Biagini is a Certified Public Accountant with a B.S. in business administration from San Jose State University and an M.B.A. from Santa Clara University.

Bandel L. Carano joined the Board of Directors of Airspan in September 2006. Mr. Carano, who was a member of the company’s Board of Directors from January 1998 to February 2001, has been a general partner of Oak Investment Partners, a multi-stage venture capital firm, since 1987. Mr. Carano also serves on the Investment Advisory Board of the Stanford Engineering Venture Fund, the Board of Directors of Wireless Facilities, Inc., FiberTower Corporation, the Supervisory Board of Tele Atlas N.V. and the Board of Directors of numerous private companies, including Trapeze Networks, MobiTV, Tensilica and Visto Corporation. Mr. Carano holds a B.S. and an M.S. in Electrical Engineering from Stanford University.

Matthew J. Desch became Chairman of the Board of Directors of Airspan on July 1, 2000. Since September 2006, Mr. Desch has served as Chairman and Chief Executive Officer of Iridium Satellite LLC, a global supplier of mobile satellite communications services. Prior to joining Iridium, Mr. Desch served as the Chief Executive Officer of Telcordia Technologies, a private communications software and services supplier from July 2002 until October 2005. He is currently a member of the board of directors of Starent Networks. From 1987 through May 2000, Mr.

Desch served in a variety of management positions with Nortel Networks, a global supplier of networking solutions and services. From 1996 through 2000, he served as Executive Vice President and President of Nortel’s Wireless Networks division, responsible for Nortel’s global wireless infrastructure business. Mr. Desch has a B.S. from Ohio State University and an M.B.A. from the University of Chicago.

Michael T. Flynn has served as a director of Airspan since July 2001. From June 1994 until March 31, 2004, Mr. Flynn served as an officer of ALLTEL Corporation, an integrated telecommunications provider of wireless, local telephone, long-distance, competitive local exchange, Internet and high-speed data services. From May 2003 until April 2004, he held the position of Assistant to the Chief Executive Officer. From April 1997 to May 2003, Mr. Flynn served as Group President of Communications at ALLTEL. From June 1994 to April 1997, Mr. Flynn was President of the Telephone Group of ALLTEL. Since January 2004, Mr. Flynn has served on the Board of Directors, the Audit Committee and the Compensation Committee of WebEx Communications, a publicly-traded company providing real time web collaboration and conferencing services. He also serves as a member of the Board of Directors of several private companies including: Calix, a leading provider of next generation, integrated voice, data and video, loop and transport access technology; and GENBAND a provider of access and trunking media gateway solutions for VoIP and signaling applications. Mr. Flynn earned his B.S. degree in Industrial Engineering from Texas A&M University in 1970. He attended the Dartmouth Institute in 1986 and the Harvard Advanced Management Program in 1988.

Frederick R. Fromm joined the Airspan Board of Directors in June 2006. Mr. Fromm has served for more than 30 years in the telecommunications industry, where he has held a variety of senior executive positions with a broad range of companies. Since January 2006, Mr. Fromm has served as the Chairman of the Board and Chief Executive Officer of nexVortex, Inc., a privately-held business-grade VoIP services provider. From July 2004 until September 2005, Mr. Fromm served as the President and Chief Executive Officer and as a director of Mobeon AB, a Swedish based telecom software manufacturer and supplier of specialized messaging software components to tier-one telecom network equipment vendors. From May 2003 to February 2004, Mr. Fromm was President and Chief Executive Officer and a director of Gluon Networks, Inc., a private telecommunications equipment company. From July 2000 to October 2001, he was President, and from November 2001 to October 2002 he was also a director and Chief Executive Officer of Oplink Communications, Inc., an optical components company that completed its initial public offering during Mr. Fromm’s tenure with the Company. Between June 2001 and July 2006, Mr. Fromm served as a director of Wave Wireless Corporation, a public wireless telecom equipment company. Mr. Fromm received B.S. and M.S. degrees in Engineering from the University of Wisconsin-Milwaukee and an M.B.A. from Florida Atlantic University.

Guillermo Heredia joined the Board of Directors of Airspan in January 2001. Since September 2005, Mr. Heredia has served as President and CEO of AeroLineas MesoAmericanas, a new low cost airline carrier operating within Mexico. From 1999 to 2005, Mr. Heredia served as the managing partner of Consultores en Inversiones Aeronauticas, a provider of consulting services to airline operators and investors. Mr. Heredia has served in the senior management of three major Mexican corporations: as President and Chief Operating Officer of Aeromexico from 1989 to 1992, as President and Chief Operating Officer of Grupo Iusacell, Mexico’s number two wireless carrier from 1992 to 1994, and as President and Chief Executive Officer of Previnter, a joint venture of AIG, Bank Boston and Bank of Nova Scotia from 1995 to 1999. Mr. Heredia currently serves as a member of the Board of Directors for W L Comunicaciones, a private telecommunications company involved in developing a wide band fiber optic network in Mexico City and throughout Mexico and for Jalisco Tequilana Internacional, a private distiller and distributor of Tequila. Mr. Heredia holds a degree in Mechanical Engineering from the Universidad de las Americas and in Business Administration from Universidad Iberoamericana.

Thomas S. Huseby has served as a Director of Airspan since January 1998, serving as Chairman of the Board from January 1998 until July 2000. Since August 1997, Mr. Huseby has served as the Managing Partner of SeaPoint Ventures, a venture capital fund focused on communications infrastructure. Mr. Huseby has also served as an advisor to Oak Investment Partners since August 1997. Prior to his employment with SeaPoint Ventures, from 1994 to 1997, Mr. Huseby was the Chairman and Chief Executive Officer of Metawave Communications, a previously public corporation which manufactured cellular infrastructure equipment. Previously he was President and Chief Executive Officer of Innova Corporation, a previously public manufacturer of millimeter wave radios. Mr. Huseby is currently Chairman of the Board of Hubspan, a private integration solutions provider, Qpass, Inc., a private corporation which offers software that facilitates the sale of digital content for wireless carriers, MobileLime, a private company that allows consumers to make purchases through any mobile phone at participating merchants, Telecom Transport Management, Inc., a privately held company providing comprehensive backhaul transport solutions for wireless carriers in the United States, and SnapIn Software, Inc., a privately held company that develops handset-based wireless customer care and diagnostic products for mobile network operators. He is also a board member of the following privately held corporations: Kineto Wireless, Mojix, Trumba and Wireless Services Corporation. Mr. Huseby has a Bachelor’s degree in Economics and a B.S.I.E. from Columbia University and an M.B.A. from Stanford University.

Eric D. Stonestrom joined Airspan as Executive Vice President and Chief Operating Officer in January 1998. In May 1998, he was named President and Chief Executive Officer, as well as a member of the Board of Directors. From 1995 to January 1998, Mr. Stonestrom was employed by DSC Communications Corporation, a provider of telecommunications equipment and services (“DSC”), as a Vice President of operating divisions, including the Airspan product line. From 1984 until 1995, Mr. Stonestrom worked at telecommunications corporations Bell Laboratories and AT&T in a variety of positions. He received B.S., M.S. and M. Eng. degrees in 1982, 1983 and 1984, respectively, from the College of Engineering at the University of California at Berkeley.

David A. Twyver joined the Board of Directors of Airspan in May 1999. Mr. Twyver served as the President and Chief Executive Officer of Ensemble Communications Inc., a supplier of LMDS wireless equipment, from January 2000 until September, 2002. From 1996 to 1997, Mr. Twyver served as Chief Executive Officer of Teledesic Corporation, a satellite telecommunications company. From 1974 to 1996, Mr. Twyver served in several management positions at Nortel Networks Limited, a leading global supplier of data and telephone network solutions and services, most recently as president of Nortel Wireless Networks from 1993 to 1996. Mr. Twyver served as a director of Metawave Communications, Inc, a manufacturer of cellular infrastructure equipment, from March 1998 until February 2003 and as a member of Metawave Communications, Inc.’s Audit Committee from June 2000 until February 2003. Mr. Twyver also served as Chairman of the Board of Directors of Ensemble from January 2002 until December 2003 and as a director until April 2004. He received his B.S. in Mathematics and Physics from the University of Saskatchewan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” EACH OF THE NINE DIRECTOR NOMINEES LISTED ABOVE.

APPROVAL AND RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm.

On August 23, 2005, Ernst & Young LLP (“Ernst & Young”) notified the Company that Ernst & Young would resign as the Company’s independent registered public accounting firm upon completion of its interim review of the Company’s financial statements to be included in the Company’s Quarterly Report on Form 10-Q for the quarter ended October 2, 2005. Ernst & Young did not seek the Company’s consent to its resignation. Therefore, Ernst & Young’s decision to resign was not recommended or approved by the Company’s Board of Directors or Audit Committee.

On September 30, 2005, the Audit Committee engaged Grant Thornton as the Company’s principal independent registered public accounting firm. On April 13, 2007, the Audit Committee selected Grant Thornton as the independent registered public accounting firm for the Company for 2007.

Although ratification by shareholders is not a prerequisite to the ability of the Audit Committee to select Grant Thornton as the Company’s independent registered public accounting firm, the Company believes such ratification to be desirable. Accordingly, shareholders are being requested to ratify, confirm and approve the selection of Grant Thornton as the Company’s independent registered public accounting firm to conduct the annual audit of the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2007. If the shareholders do not ratify the selection of Grant Thornton, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee. However, the Audit Committee may select Grant Thornton notwithstanding the failure of the shareholders to ratify its selection. The Audit Committee believes ratification is advisable and in the best interests of the shareholders. If the appointment of Grant Thornton is ratified, the Audit Committee will continue to conduct an ongoing review of Grant Thornton’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Grant Thornton at any time.

The Audit Committee selected Grant Thornton as the best firm to deliver independent audits in light of factors such as the auditor’s depth of experience, breadth of reserves, commitment to provide exceptional service, ability to handle transactional issues and location of key personnel.

Independent Registered Public Accounting Firms Fees

Aggregate fees billed to the Company for the fiscal years ended December 31, 2006 and December 31, 2005 by the Company’s independent registered public accounting firms, Grant Thornton and Ernst & Young (each an “Accounting Firm” and together, the “Accounting Firms”), were as follows:

	2006(1)	2005(2)	2005(2)
Type of Fees	Grant Thornton	Grant Thornton	E&Y

Audit Fees(3)	$1,107,160	$994,712	$153,592
Audit-Related Fees(4)	—	—	—
Tax Fees(5)	53,865	81,400	$94,779
All Other Fees(6)	—	—	$65,948
Total	$1,161,025	$1,076,112	$314,319

——————

(1)

The 2006 fees represent the aggregate fees billed to the Company solely by Grant Thornton.

(2)

The 2005 fees billed to the Company by the Accounting Firms were, in aggregate, $1,390,431 including “Audit Fees” of $1,148,304, “Audit-Related Fees” of $0, “Tax Fees” of $176,179 and “All Other Fees” of $65,948.

(3)

Represents the aggregate fees billed to the Company by each respective Accounting Firm during the applicable fiscal year for professional services rendered for the audit of the Company’s annual consolidated financial statements, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and the audits of the Company’s internal controls and/or services normally provided by such Accounting Firm in connection with statutory or regulatory filings or engagements by the Company during such fiscal year.

(4)

Represents the aggregate fees billed to the Company by each respective Accounting Firm for assurance and related services that are reasonably related to the performance of the audit and review of the Company’s financial statements that are not already reported in Audit Fees.

(5)

Represents the aggregate fees billed to the Company by each respective Accounting Firm for professional services relating to tax compliance, tax advice and tax planning. Substantially all of Grant Thornton’s 2006 tax fees of $53,865 and 2005 tax fees of $81,400 related to tax compliance advice. Ernst & Young’s 2005 tax fees of $94,779 also related to tax compliance.

(6)

Of the other fees of $65,948 billed by Ernst & Young in 2005, $34,011 related to work performed on the ArelNet acquisition, $26,247 related to the handing over of the 2005 audit to Grant Thornton, $3,114 related to a general US GAAP update course and $2,576 was for the annual subscription to Ernst & Young’s online accounting reference site.

During the fiscal year ended December 31, 2004, and through November 11, 2005, there were no disagreements (as described under Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter thereof in its report.

Except for the material weaknesses in internal control over financial reporting described in this paragraph, during the subsequent interim periods ended April 3, 2005, July 3, 2005 and October 2, 2005, the Company did not have any reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K under the Exchange Act. In the Company’s Quarterly Report on Form 10-Q for the quarter ended July 3, 2005, the Company reported a material weakness in its internal control relating to revenue recognition accounting and disclosure of sales contracts with extended payment terms.

The Company has provided Ernst & Young with a copy of the foregoing disclosure regarding its resignation as the Company’s accountant and afforded Ernst & Young the opportunity to present its views in this Proxy Statement as to whether it believes such disclosure is incorrect or incomplete. Ernst & Young has indicated to the Company that it did not have any comments to the foregoing disclosure.

Independent Registered Public Accounting Firm’s Independence and Attendance at the Annual Meeting

The Audit Committee has considered whether the provision of the above noted services by Grant Thornton is compatible with maintaining the independent registered public accounting firm’s independence and has determined that the provision of such services by Grant Thornton has not adversely affected Grant Thornton’s independence.

The Company anticipates that representatives of Grant Thornton will be present at the Annual Meeting and will be afforded an opportunity to make a statement, if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Audit Committee Pre-Approval Policy

The Board and the Audit Committee have established a pre-approval policy for all audit and non-audit services. For audit services, the independent registered public accounting firm must provide the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the fiscal year. After acceptance of the engagement letter, the independent registered public accounting firm will submit to the Audit Committee for approval an audit services fee proposal after acceptance of the engagement letter.

With respect to non-audit services, the Company’s management will submit to the Audit Committee for approval the list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. Company management and the independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Audit Committee will approve both the list of permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to the Company’s pre-approval process.

To ensure the prompt handling of unexpected matters, the Audit Committee has delegated the authority to amend or modify the list of approved permissible non-audit services and fees to the Chairman of the Audit Committee, who will report action taken to the Audit Committee at the next Audit Committee meeting. The independent registered public accounting firm must ensure that all audit and non-audit services provided to the Company have been approved by the Audit Committee. The Chief Financial Officer will be responsible for tracking all independent registered public accounting firm fees against the budget for such services and report at least annually to the Audit Committee.

Substantially all of the audit-related services, tax services and other services provided by Grant Thornton during the fiscal year ended December 31, 2006 were approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE APPROVAL AND RATIFICATION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

The Governance and Nominating Committee has affirmatively determined that Ms. Biagini, Messrs. Desch, Flynn, Fromm, Heredia, Huseby, and Twyver, a majority of the members of the Board of Directors, meet the definition of “independent director” under Rule 4200(a)(15) of the NASDAQ listing standards.

There are no family relationships among the Company’s officers and directors, nor are there any arrangements or understandings between any of the directors or officers of the Company or any other person pursuant to which any officer or director was or is to be selected as an officer or director, except for the agreement with Oak Investment Partners to appoint Mr. Carano as a director as a condition to closing the Series B Preferred Stock Purchase Agreement.

Board Meetings

During the fiscal year ended December 31, 2006, the Company’s Board of Directors held 11 meetings, of which four were regular meetings and seven were special meetings, and took five actions by unanimous written consent and Committees of the Board of Directors held a total of 17 meetings, in the aggregate, and took four actions by unanimous written consent. All directors attended 75 percent or more of the aggregate of all meetings of the Board of Directors and the Board Committees on which he or she served during 2006.

Board Committees

The Board has four committees: the Audit Committee, the Compensation Committee, the Governance and Nominating Committee and the Special Litigation Committee.

The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. The full text of these Committee charters are available on the Company’s website located at www.airspan.com.

The following table describes the current members of each of the Board Committees:

	Audit	Compensation	Governance and Nominating	Special Litigation

Julianne M. Biagini*	Chair		X
Bandel L. Carano
Matthew J. Desch*		X	X
Michael T. Flynn*	X		X	X
Frederick R. Fromm*		X	X
Guillermo Heredia*			Chair	Chair
Thomas S. Huseby*		Chair	X
Eric D. Stonestrom
David A. Twyver*	X		X

——————

*

Independent Directors

The Audit Committee

The Audit Committee oversees the quality and integrity of the accounting, auditing and reporting practices of the Company. The Audit Committee’s authority includes overseeing the preparation of the Company’s financial statements, discussing with management the Company’s processes to manage business and financial risk, and overseeing compliance with applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the selection, replacement, compensation and oversight of the independent registered public accounting firm engaged to prepare audit reports on the Company’s financial statements. The specific responsibilities in carrying out the Audit Committee’s oversight role are delineated in the Audit Committee Charter.

The Board of Directors has determined that each member of the Audit Committee is independent pursuant to Rule 4200(a)(15) of the NASDAQ listing standards. The Board of Directors has determined that Julianne M. Biagini qualifies as an “Audit Committee Financial Expert” as that term is defined in rules of the Securities and Exchange Commission (the “SEC”) implementing requirements of the Sarbanes-Oxley Act of 2002.

During the fiscal year ended December 31, 2006, the Company’s Audit Committee held 11 meetings and took no action by unanimous written consent.

The Compensation Committee

The Compensation Committee’s functions include (i) the review and approval of the compensation and benefits for the Company’s key executive officers, which include the principal executive officer, any principal operating officer, the principal financial officer, and any principal technical officer, (ii) the administration of the Company’s stock purchase and stock option plans, and (iii) the recommendation to the Board of Directors regarding such matters.

The Board of Directors has determined that each member of the Compensation Committee is independent pursuant to Rule 4200(a)(15) of the NASDAQ listing standards.

During the fiscal year ended December 31, 2006, the Company’s Compensation Committee held two meetings and took no actions by unanimous written consent.

The Governance and Nominating Committee

The principal function of the Governance and Nominating Committee is to seek, review and recommend qualified candidates to the Board of Directors for nomination for election to the Board and to lead the Company’s Board of Directors in its periodic review of the performance of the Board and its committees and oversee the Company’s corporate governance guidelines and policies.

The Board of Directors has determined that each member of the Governance and Nominating Committee is independent pursuant to Rule 4200(a)(15) of the NASDAQ listing standards.

During the fiscal year ended December 31, 2006, the Company’s Governance and Nominating Committee held four meetings and took no actions by unanimous written consent.

The Governance and Nominating Committee’s Charter provides that the Governance Committee will consider director candidates recommended by shareholders and will evaluate such candidates using the same guidelines and procedures used in evaluating director candidates nominated by other persons. Shareholders should submit any such recommendations for the Governance and Nominating Committee through the method described under the section entitled “Other Business — Procedures for Nominating or Recommending for Nomination Candidates for Director” below. In addition, in accordance with the Bylaws, any shareholder of record entitled to vote for the election of directors at the Annual Meeting may nominate persons for election to the Board of Directors if such shareholder complies with the notice procedures set forth in the Bylaws and summarized in the section entitled “Other Business — 2008 Shareholder Proposals” below.

In evaluating director nominees, the Governance and Nominating Committee considers the following factors:

•

the appropriate size and the diversity of the Company’s Board of Directors;

•

the needs of the Company with respect to the particular talents and experience of its directors;

•

the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•

familiarity with national and international business matters;

•

experience in political affairs;

•

experience with accounting rules and practices;

•

qualification as an “audit committee financial expert” pursuant to the rules of the SEC;

•

appreciation of the relationship of the Company’s business to the changing needs of society; and

•

the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Governance and Nominating Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from business and professional experience. In doing so, the Governance and Nominating Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Governance and Nominating Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. In its deliberations, the Governance and Nominating Committee is aware that the Company must disclose whether one member of the Board meets the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board must meet the definition of “independent director” under Rule 4200(a)(15) of the NASDAQ listing standards. The Governance and Nominating Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.

The Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Governance and Nominating Committee or the Board decides not to re-nominate a member for re-election, the Governance and Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Governance and Nominating Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Governance and Nominating Committee. Research may also be performed to identify qualified individuals. In January 2006, the Governance and Nominating Committee engaged Spencer Stuart to evaluate potential director candidates previously identified by the Governance and Nominating Committee and to seek additional candidates with the qualifications identified above.

The Special Litigation Committee

In November 2001, the Company created the Special Litigation Committee relating to the ongoing class action litigation involving the Company and Credit Suisse First Boston Company, among others (the “CSFB Litigation”). This Special Litigation Committee was created to work with management and the Company’s counsel in defense of the Company and supervise decisions to be made by the Company with regard to the CSFB Litigation until such litigation has been resolved. The Special Litigation Committee received and reviewed special litigation updates during the 2006 fiscal year, which it reported to the Board.

Executive Sessions

Non-employee directors meet regularly in executive sessions without management. Executive sessions of the non-employee directors are typically held in conjunction with each regularly scheduled Board meeting.

Communications with the Board of Directors

The Board has asked the Company’s management to establish a process for shareholders to send communications to the Board. Pursuant to the Board’s instructions, management has established a process whereby shareholders can send communications to the Board and, if applicable, to the Governance and Nominating Committee, Audit Committee or to specified individual directors in writing c/o Ted Farris, Dorsey & Whitney LLP, 250 Park Avenue, New York, New York 10177. Mr. Farris is external counsel to the Company’s Board of Directors. The Company does not screen mail and all such letters will be forwarded to the Board of Directors, the Governance and Nominating Committee, the Audit Committee or any such specified individual directors.

Director Attendance at Annual Meetings

While members of the Company’s Board of Directors are not required to be present at the Company’s annual meetings, all members of the Company’s Board of Directors are welcome and encouraged to attend. One director was able to attend the 2006 annual meeting.

Legal Proceedings

There are no pending, material legal proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Julianne M. Biagini(1)	12,500	—	30,678	—	—	—	43,178
Bandel L. Carano(2)	—	—	42,210	—	—	—	42,210
Berry Cash(3)	3,750	—	—	—	—	—	3,750
Randall Curran(4)	13,750	—	—	—	—	—	13,750
Matthew J. Desch	22,000	—	46,017	—	—	—	68,017
Michael T. Flynn	25,000	—	23,008	—	—	—	48,008
Frederick R. Fromm(5)	20,000	—	30,678	—	—	—	50,678
Guillermo Heredia	15,000	—	23,008	—	—	—	38,008
Thomas S. Huseby	24,500	—	23,008	—	—	—	47,508
David A. Twyver	25,000	—	23,008	—	—	—	48,008

——————

(1)

Appointed August 1, 2006.

(2)

Appointed September 25, 2006. Mr. Carano has advised the Company that his options and Board compensation are paid to him on behalf of Oak Investment Partners of which he is a general partner.

(3)

Resigned May 24, 2006.

(4)

Resigned August 5, 2006.

(5)

Appointed June 1, 2006.

Each of the Company’s non-employee directors receives an annual retainer of $15,000, payable in quarterly installments to attend in person the four regular meetings of the Board during the year. To the extent that any of the non-employee directors miss more than one of these regular meetings, such director will forfeit $3,750 per meeting missed. For special meetings of the Board of Directors, each non-employee director receives $1,000 for attending any such meeting telephonically.

In the year ended December 31, 2006, the Company granted options to purchase 15,000 shares of the Company’s Common Stock to each of Messrs. Flynn, Heredia, Huseby and Twyver and options to purchase 20,000 shares to Ms. Biagini and Messrs. Carano and Fromm and options to purchase 30,000 shares of the Company’s Common Stock to Mr. Desch. The Chairman of the Audit Committee receives an annual retainer of $12,500, payable in quarterly installments and the other members of the Audit Committee receive an annual retainer of $10,000, payable in quarterly installments to attend telephonically the five regular meetings of the Audit Committee during the year. To the extent that any of the Audit Committee members miss one of these regular meetings, such director will forfeit $2,500 per meeting missed. For special meetings of the Audit Committee, each Audit Committee member receives $500 for attending any such meeting telephonically.

The Chairman of the Compensation Committee receives an annual retainer of $2,500, payable in quarterly installments. Members of the Compensation Committee receive $500 for attending any Compensation Committee meeting telephonically.

Members of the Special Litigation Committee receive $500 for attending any Special Litigation Committee meeting telephonically.

We have also entered into an employment agreement with Eric Stonestrom as described in the section of this Proxy Statement entitled “Employment Agreements.”

Otherwise, except (i) as described above and (ii) for reimbursement for reasonable travel expenses relating to attendance at Board meetings, directors are not compensated for their services as directors. Members of the Governance and Nominating Committee do not receive additional compensation for their service on that committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 3, 2007, the number of shares of Common Stock of the Company which were owned beneficially by (i) each person who is known by the Company to own beneficially more than five percent of its Common Stock, (ii) each director and nominee for director, (iii) certain executive officers of the Company, and (iv) all directors and officers as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned, subject to the community property laws, where these rules apply.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Shares Owned(1)(2)

Oak Investment Partners XI, Limited Partnership(3)	20,238,855	(4)	33.3%
Stephens Investment Management, LLC(5)	3,745,678	(6)	9.2%
Kern Capital Management, LLC(7)	3,003,919	(8)	7.3%
Merrill Lynch & Co., Inc.(9)	2,300,000	(10)	5.6%
Eric D. Stonestrom	1,087,807	(11)	2.6%
Peter Aronstam	417,318	(12)	1.0%
Henrik Smith-Petersen	469,937	(13)	1.1%
Alastair Westgarth	9,096	(14)	*
David Brant	301,977	(15)	*
Julianne M. Biagini	6,667	(16)	*
Bandel L. Carano(3)	20,245,521	(4)(17)	33.3%
Matthew Desch	406,121	(18)	1.0%
Michael T. Flynn	103,125	(19)	*
Frederick R. Fromm	6,667	(20)	*
Guillermo Heredia	56,250	(21)	*
Thomas Huseby	228,125	(22)	*
David A. Twyver	138,125	(23)	*
All directors and executive officers as a group (13 persons)	23,476,736	(17)	37.2%

——————

*

Indicates less than 1% of outstanding shares owned.

(1)

A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from March 1, 2007 upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from March 1, 2007 have been exercised.

(2)

Applicable percentage ownership is based on 40,768,307 shares of Common Stock outstanding as of April 3, 2007. With regard to Oak Investment Partners XI, Limited Partnership and Bandel L. Carano, applicable share ownership is based on 60,837,307 shares of Common Stock, which includes the 200,069 shares of Series B Preferred Stock that are immediately convertible into 20,069,000 shares of common stock by Oak Investment Partners XI, Limited Partnership.

(3)

The address of Oak Investment Partners XI, Limited Partnership is c/o Oak Management Corporation, One Gorham Island, Westport, CT 06880. Oak Investment Partners XI, Limited Partnership has sole voting power and sole dispositive power of 20,069,000 shares. The names of the parties who share power to vote and share power to dispose of the shares held by Oak Investment Partners XI, Limited Partnership are Fredric W. Harman, Bandel L. Carano, Ann H. Lamont, Edward F. Glassmeyer, Gerald R. Gallagher and David B. Walrod, all of whom are managing members of Oak Associates XI, LLC, the General Partner of Oak Investment Partners XI, Limited Partnership. Fredric W. Harman, Bandel L. Carano, Ann H. Lamont, Edward F. Glassmeyer, Gerald R. Gallagher and David B. Walrod disclaim beneficial ownership of the securities held by such partnership in which Fredric W. Harman, Bandel L. Carano, Ann H. Lamont, Edward F. Glassmeyer, Gerald R. Gallagher and David B. Walrod do not have a pecuniary interest. Each reporting person disclaims the existence of a group and disclaims beneficial ownership of all shares of common stock or securities convertible into common stock other than any shares or securities reported therein as being owned by it, him or her as the case may be.

(4)

Share ownership is as of September 25, 2006, as set forth in a Schedule 13D/A filed with the SEC on September 26, 2006,includes (i) 20,069,000 shares of common stock issuable on the conversion of the

Company’s Series B Preferred Stock owned by Oak Investment Partners XI, Limited Partnership, (ii) 35,918 shares of common stock owned by Oak Investment Partners VIII, Limited Partnership, (iii) 696 shares owned by Oak VIII Affiliates Fund, Limited Partnership, (iv) 30,000 shares of common stock owned by Edward F. Glassmeyer, (v) 88,241 shares of common stock owned by Fredric W. Harmon and (vi) 15,000 shares of common stock owned by Ann H. Lamont.

(5)

The address of Stephens Investment Management, LLC is One Sansome Street, Suite 2900, San Francisco, CA 94104.

(6)

Share ownership is as of October 20, 2006, as set forth in a Schedule 13G filed with the SEC on February 13, 2007. According to that filing, Stephens Investment Management, LLC, on behalf of itself and Paul H. Stephens, P. Bartlett Stephens and W. Bradford Stephens, is deemed to be the beneficial owner of 3,745,678 shares of the Company’s common stock. Paul H. Stephens has sole voting power and sole dispositive power as to 3,745,678 shares. P. Bartlett Stephens has sole voting power and sole dispositive power as to 3,745,678 shares. W. Bradford Stephens has sole voting power sole dispositive power as to 3,745,678 shares.

(7)

The address of Kern Capital Management, LLC is 114 West 47th Street, Suite 1926, New York, NY 10036.

(8)

Share ownership is as of December 31, 2006, as set forth in a Schedule 13G/A filed with the SEC on February 14, 2007. According to that filing, Kern Capital Management, LLC, on behalf of itself and Robert E. Kern, Jr. and David G. Kern, is deemed to be the beneficial owner of 3,003,919 shares of the Company’s common stock. Robert E. Kern, Jr. has shared voting power and shared dispositive power as to 3,003,919 shares. David G. Kern has shared voting power and shared dispositive power as to 3,003,919 shares.

(9)

The address of Merrill Lynch & Co., Inc. and Merrill Lynch, Pierce, Fenner & Smith, Incorporation is 4 World Financial Center, 250 Vessey St., New York, NY 10080.

(10)

Share ownership is as of December 29, 2006, as set forth in a Schedule 13G/A filed with the SEC on February 20, 2007. According to that filing, Merrill Lynch & Co., Inc. disclaims beneficial ownership of the securities held. Merrill Lynch, Pierce, Fenner & Smith, Incorporation has sole voting power and sole investment power over 2,300,000 shares of the Company’s common stock.

(11)

Includes (i) 514,908 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from March 1, 2007, (ii) 53,700 restricted shares of common stock and (iii) 4,663 shares acquired under the Company’s 401(k) plan.

(12)

Includes (i) 384,063 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from March 1, 2007, (ii) 14,625 restricted shares of common stock and (iii) 5,505 shares acquired under the Company’s 401(k) plan.

(13)

Includes (i) 434,937 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from March 1, 2007and (ii) 12,812 restricted shares of common stock.

(14)

Includes 9,096 restricted shares of common stock.

(15)

Includes (i) 235,625 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from March 1, 2007 and (ii) 17,275 restricted shares of common stock.

(16)

Includes 6,667 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from March 1, 2007.

(17)

Includes 6,666 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from March 1, 2007. Also includes 20,238,855 shares owned by Oak Investment Partners XI, Limited Partnership of which Mr. Carano is a managing partner. Mr. Carano has disclaimed beneficial ownership of these shares.

(18)

Includes 273,750 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from March 1, 2007.

(19)

Includes 83,125 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from March 1, 2007.

(20)

Includes 6,667 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from March 1, 2007.

(21)

Includes 56,250 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from March 1, 2007.

(22)

Includes 98,125 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from March 1, 2007.

(23)

Includes 128,125 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from March 1, 2007.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s outstanding Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and report changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such reports they file.

To our knowledge, based solely on a review of the copies of reports furnished to us and written or oral representations that no other reports were required for such persons, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners have been complied with, except for (i) one late Form 4 filing by each of: Mr. Aronstam, relating to two transactions; Mr. Brant, relating to two transactions; Mr. Desch, relating to one transaction; Mr. Flynn, relating to one transaction; Mr. Huseby, relating to one transaction; Jonathon Paget, our former Chief Operating Officer, relating to two transactions; Mr. Smith-Petersen, relating to two transactions; and Mr. Twyver, relating to one transaction; (ii) two late Form 4 filings by each of: Mr. Stonestrom, relating to three transactions; and Mr. Levine, relating to two transactions; and (iii) a late Form 3 filing and a late Form 4 filing by each of Mr. Fromm, relating to two transactions; and Mr. Westgarth, relating to two transactions.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis section that follows and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The Compensation Committee

Thomas S. Huseby, Chairman
Matthew J. Desch
Frederick R. Fromm

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of our Board of Directors (throughout the Compensation Discussion and Analysis, the “Committee”) administers and makes decisions regarding our executive compensation and benefit programs. For more information on this Committee, its members and its processes, see “Information Regarding the Board of Directors and Corporate Governance — Board Committees.” In connection with the determination of executive compensation for fiscal 2005, the Compensation Committee retained Frederick W. Cook & Co., Inc. as an independent consultant to assist the Committee in fulfilling its responsibilities. The Company did not retain an outside compensation consultant in fiscal 2006.

The Compensation Committee of the Board of Directors has as its basic responsibility to review the performance and development of Company management in achieving corporate goals and objectives and to ensure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company, competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, the Committee oversees, reviews and administers all compensation, equity and employee benefit plans and programs and their related disclosure as required by law. As part of this responsibility the Compensation Committee determines the compensation for Airspan’s key executive officers which are defined as the principal executive officer, any principal operating officer, the principal financial officer, and any principal technical officer. These key executive officers have the broadest job responsibilities and policy-making authority in the company. The Committee reviews and determines all components of key executive officers’ compensation, including making individual compensation decisions and reviewing and revising the key executive officer compensation plans, programs, and guidelines as appropriate. The Committee also consults with management regarding non-executive employee compensation programs. The Compensation Committee approves basic guidelines for base and bonus compensation and delegates authority with respect to officer compensation in terms of specific individual objectives to the principal executive officer. For example, the Compensation Committee does not set sales quotas for any individuals or determine individual salary increases for officers other than key executive officers. However, the Compensation Committee will determine a Company average target for such salary increases.

The following discussion should be read in conjunction with the Summary Compensation Table and related tables and narrative disclosure under the caption “Executive Compensation” setting forth the compensation of our Chief Executive Officer and the other executive officers named in the Summary Compensation Table (the “Named Executive Officers”).

Generally, the objectives of the executive compensation and benefit program are:

•

recruitment and retention of talented executive officers and key employees by providing total compensation competitive with that of companies of similar size, complexity and lines of business;

•

motivation to achieve strong financial and operational performance;

•

emphasis on performance-based compensation, where a significant portion of executive compensation is linked to performance, supporting the Company’s goal of balancing rewards for short-term and long-term results;

•

linkage of the interests of executives with shareholders by providing a significant portion of total pay in the form of stock-based incentives; and

•

encouragement of long-term commitment to the Company.

Additionally, the executive bonus program and stock awards for 2006 were designed specifically to reward:

•

revenue growth;

•

introduction and sale of new WiMAX products to the market, and the transformation of the Company principally to a WiMAX equipment supplier; and

•

control of costs, both in gross margins and operating expenses, which were critical to the Company’s continued success.

There are no material differences in our compensation policies for the Chief Executive Officer and our other named executive officers.

Elements of Compensation

The various elements of the executive compensation and benefit program reward different executive behaviors and business outcomes. The elements of our executive compensation and benefit program are:

•

Base Salary;

•

Annual Incentives;

•

Long-term Incentives; and

•

All Other Compensation.

Base Salary

As in previous years, the Committee determined executive base salaries by identifying a reasonable range around the median salaries for comparable executive positions in a comparison group of companies. The 2005 salary levels had been based on those of a group of 14 companies (the “Compensation Comparison Group”) considered to be comparable to the Company, most of which were included in the Nasdaq Telecommunications index, including the following: Avici Systems Inc.; CalAmp Corporation; Carrier Access Corporation; Gelayre Technologies, Inc.; Novatel Wireless, Inc.; Proxim Wireless Corporation; Redback Networks Inc.; REMEC, Inc.; SonicWALL, Inc.; Harris Stratex Networks; Vyyo Inc.; and Zhone Technologies, Inc. Executive officer salaries are generally set within the median range based on individual performance and experience. Annual salary increases, if any, are determined based on a variety of factors including average increases in comparison companies, individual performance, competitiveness of the officer’s salary, the Company’s financial condition and operating results, and other variable components of compensation.

For fiscal 2006, the Committee determined that it would continue to apply the senior management base salaries that it had approved in January 2005. This decision was made for the following reasons: (1) the Company had approved significant bonuses for 2005 performance, a large part of which was paid out during the second quarter 2006, which will result in an increase in overall cash payments to senior management in 2006 vs. 2005, and (2) to meet the Company’s goal of improved margins and earnings, a larger portion of the compensation of senior management will be dependent based on the Company’s performance.

In determining the compensation of the Chief Executive Officer, Eric Stonestrom, the Committee considered his performance, the Company’s growth, spending by operators on telecommunications equipment, and the competitive environment. In addition, the Committee reviewed publicly disclosed salaries of chief executive officers of the Compensation Comparison Group. The Committee determined that the aggregate compensation paid to Mr. Stonestrom as President and Chief Executive Officer for the fiscal year ended 2005 was reasonable compared to the compensation paid to other chief executive officers of public companies in the same lines of business as the Company, and that he should continue to receive the same base salary in 2006. This also reflects the Committee’s philosophy that, aside from the incentive bonus plan, the primary compensation upside for the Chief Executive Officer should be equity based. The Committee decided not to increase the Chief Executive Officer’s base salary for 2007, based on the same philosophy.

Using as its main reference the studies of the Compensation Comparison Group, the Committee determined that it would be appropriate to split the mix of cash compensation between base salaries and incentive payments such that the incentives, at full achievement of the Company’s 2006 targets, would be between 16.6 percent of total cash compensation for the least senior managers and 37.5 percent for the Chief Executive Officer. For 2006, bonus-plan target bonuses for the Named Executive Officers were set between 50 percent and 60 percent of their 2005 year-end annualized base salaries.

Annual Incentives

The Committee determines which individuals are eligible to receive annual incentive compensation in 2006 (the “Eligible Participants”) and established the elements of the executive bonus plan for 2006.

The Committee determined that in 2006 the Eligible Participants were the Chief Executive Officer, the executive level team and any non-commissioned employees serving as vice presidents, senior directors or directors. All of the Company’s Named Executive Officers, other than one who is a commissioned employee, were to be Eligible Participants. Eligibility was determined primarily by the fact that this group of employees would most directly affect the Company’s ability to meet its sales, earnings, and product introduction targets.

As in previous years, the Committee determined to link the award incentives directly to the Company’s overall performance goals for 2006. For 2006, the Committee determined that the Company would pay bonuses to Eligible Participants based on a formula that would take into account the Company’s attainment of certain performance goals established by the Committee and the Eligible Participant’s position within the Company. The performance goals would be based upon targets established for the Company’s revenue, gross profit, and the Company’s successful introduction by certain target dates and sales of new products in its WiMAX product line, and sales of other IP-based products, during 2006.

The Committee determined that in 2006, gross margin targets were to have the highest relative weighting of the components comprising the 2006 bonus due to the need in 2006 to improve overall profitability. Accordingly, the gross margin element would comprise 50 percent of the bonus plan. Achievement of revenue targets was set at 30 percent of the plan, to promote growth in the Company’s top line and the remaining 20 percent was allocated to specific incentive targets to incentivize management to focus on timely introduction of new WiMAX products.

The Committee reviewed the appropriate composition of each part of the bonus plan, and established the following detailed parameters for each of the specific incentives. For 2007, the Committee has determined to adjust the relative weights of each element from 30 percent revenue, 50 percent gross margin and 20 percent specific incentive targets to 30 percent revenue, 40 percent gross margin and 30 percent specific incentive targets.

Revenue Element

The revenue element accounted for 30 percent of the annual incentive plan for 2006 and will also account for 30 percent of the annual incentive plan for 2007.

The Committee determined that it would be in the interests of shareholders to establish an aggressive but achievable target for revenue growth in 2006. It also determined that there should be no portion of the revenue component paid as a bonus in 2006 if there was no year-over-year growth in revenues. In looking at the growth target, the Company took into account the possible uncertainties that the introduction of the new WiMAX standard could create for the Company. The Committee also determined that the revenue element would be paid quarterly on publication of quarterly results, on a non-returnable basis, against 100 percent achievement of a quarterly revenue plan, with any unpaid balance due and payable to be paid after final 2006 results are publicly reported in 2007, with the final payment to be pro-rated on a sliding scale against the revenue benchmarks.

Quarterly Payout calculation: Provided quarterly milestones are achieved, the revenue element is payable quarterly on a non-returnable basis and is calculated as follows:

•

First quarter actual revenue divided by annual planned revenue to derive a percentage of the Revenue Bonus earned. The non-returnable payout is 35 percent of this amount;

•

Second quarter actual year-to-date revenue divided by annual planned revenue to derive a percentage of the Revenue Bonus earned. The non-returnable payout is 60 percent of this amount, less what was paid in the first quarter; and

•

Third Quarter actual year-to-date revenue divided by annual planned revenue to derive a percentage of the Revenue Bonus earned. The non-returnable payout is 75 percent of this amount, less what was paid in the first and second quarters.

At year-end the actual year-to-date revenue is divided by annual planned revenue to derive a percentage of the Revenue Bonus finally earned. The balance is then paid out, less whatever amounts, if any, that were paid in the first three quarters.

The Company achieved 92% of its 2006 revenue target resulting in a 17% payout under the bonus plan.

Gross Margin Element

The gross margin element accounted for 50 percent of annual incentive plan for 2006 and will account for 40 percent of the annual incentive plan for 2007.

The Committee’s review of the gross margin element considered how the improvement of the Company’s gross margins was important to the future of the Company. The Committee determined that shareholders expectation of margin improvements during 2006 relating to the expected shift of product mix towards WiMAX and away from Proximity could be furthered by making the gross profit element the largest portion of management’s incentive program for 2006. With the assistance of Mr. Stonestrom, the Committee reviewed the estimated required gross margin levels for a break-even year in 2006, including the margin assumptions for each product and the expected mix of revenues in 2006. The Committee determined that the importance of gross margin would be emphasized further if management were given additional revenue incentives beyond those used in prior years to increase gross margins. On this basis, the Committee established that:

•

the gross margin element would be payable quarterly, on a non-returnable basis, if quarterly milestones were achieved;

•

the quarterly milestones would be set in both gross dollars and as a percentage of revenues, to ensure that management maintained acceptable percentage levels throughout the year. The quarterly payment would be made at 20% of the total gross margin bonus if the Company met or exceeded the quarterly milestones;

•

after reporting of 2006’s full-year results in 2007, any earned but unpaid gross margin bonus calculated on full-year results would be paid; and

•

as an incentive to maximize earnings, at year-end executives would earn an additional gross margin bonus if gross margin dollars exceeded a specified dollar level and exceeded the gross margin percentage for the year. The amount to be distributed was 10% of the additional gross margin dollars, to be distributed to senior employees in proportion to their base salaries and individual bonus percentages.

The Company missed its gross margin target in 2006 and therefore no payout was made on this portion of the bonus plan.

Specific Incentive Targets: WiMAX / IP revenues and Rollout Element

The specific incentive targets element accounts for 20 percent of annual incentive plan for 2006 and will account for 30 percent of the annual incentive plan for 2007.

The Committee determined that there was also a need for the continuation of a WiMAX-element in the compensation plan for 2006 due to its review of the projected mix of products that would be sold during 2006. In particular, the projections for growth of IP-based products and its determination that IP-product growth was important to achieve the expected revenues in 2006, especially given management’s expectations that Proximity and ASX revenues would decline. The Committee also considered how best to promote the interests of the Company and shareholders by establishing revenue and product introduction targets for management linked to specific “deliverables” in 2006, including a product introduction and revenue targets from IP-centric products.

The Committee determined that this element of the bonus plan would be payable at the end of the quarter following achievement of the milestone and approval by the Board. If a milestone was not achieved, that component of the rollout bonus would be lost.

The Company achieved two of its IP Product revenue targets resulting in a 5% payout under the bonus plan.

Long-Term Incentive Awards

At December 31, 2006, the Company had three stock option plans (the 1998 Plan, the 2001 Plan, and the 2003 Plan, each defined below), the 2004 Omnibus Equity Compensation Plan, and the 2000 Employee Stock Purchase Plan (“ESPP”). Awards under the 2004 Omnibus Equity Compensation Plan may be made to participants in the form of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Awards, Performance Shares, Other Stock-Based Awards and other forms of equity based compensation as may be provided and are permissible under this plan and the law. Employee stock options granted under all of the plans generally vest over a four-year period and expire on the tenth anniversary of their issuance.

Restricted stock is common stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified performance conditions and/or the passage of time. Awards of restricted stock that vest only by the passage of time will generally fully vest after four years from the date of grant. At December 31, 2006, the Company had reserved a total of 9,351,108 shares of its common stock for issuance under the above plans.

On February 1, 1998, the Board of Directors authorized the establishment of a non-qualified employee stock options plan (the “1998 Plan”), whereby the Company may grant employees stock options to purchase up to 2,791,667 shares of common stock. Under subsequent amendments to the 1998 Plan, the Board of Directors approved an increase in the number of shares of common stock reserved under the 1998 Plan from 2,791,667 to 4,591,667 in May 2000 and from 4,591,667 to 6,091,667 in February 2001. The 1998 Plan provides for the grant to our employees (including officers and employee directors) of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986 and for the grant of non-statutory stock options to our employees, officers, directors, and consultants.

On February 7, 2001, the Board of Directors authorized the establishment of the 2001 supplemental stock option plan (the “2001 Plan”). This is a non-qualified employee stock options plan whereby the Company may grant employees stock options to purchase up to 901,465 shares of common stock. Option grants under the 2001 Plan are limited to non-officer employees and consultants.

On September 1, 2003, the Board of Directors authorized the establishment of the 2003 supplemental stock option plan (the “2003 Plan”). This is a non-qualified employee stock options plan whereby the Company may grant stock options to purchase up to 241,500 shares of common stock. Option grants under the 2003 Plan are limited to non-officer employees, new hires and consultants.

On January 30, 2004 the Board of Directors authorized the establishment of the 2004 Omnibus Equity Compensation Plan (the “2004 Plan”). The 2004 plan is designed for the benefit of the directors, executives and key employees of the Company (a) to attract and retain for the Company personnel of exceptional ability; (b) to motivate such personnel through added incentives to make a maximum contribution to greater profitability; (c) to develop and maintain a highly competent management team; and (d) to be competitive with other companies with respect to executive compensation. Awards under the 2004 plan may be made to participants in the form of: (i) Incentive Stock Options; (ii) Nonqualified Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock; (v) Deferred Stock; (vi) Stock Awards; (vii) Performance Shares; (viii) Other Stock-Based Awards; and (ix) other forms of equity-based compensation as may be provided and are permissible under the 2004 Plan and the law. The number of shares reserved under this plan is 5,000,000.

Under the 1998, 2001, 2003 and 2004 Plans, the Compensation Committee of the Board of Directors is authorized to establish the terms of stock options. Under the 1998 Plan, the exercise price of all incentive stock options must be at least equal to the fair market value of our common stock on the date of the grant and the exercise price of all non-statutory options may be equal to, more than, or less than 100% of the fair market value of our common stock on the date of the grant. Under the 2001, 2003 and 2004 Plans, the exercise price of each option may be equal to, more than, or less than 100 percent of fair market value of our common stock on the date of the grant. Employee stock options granted under all the plans generally vest over a four-year period and expire on the tenth anniversary of their issuance. The total number of options granted to employees under the Plans was 616,450 in 2004, 1,108,500 in 2005 and 1,232,246 in 2006.

The Company has policies regarding the granting of long-term incentive awards that specifically limit awards in any calendar year under the Company’s equity compensation plans, as follows:

•

no more than 3 percent of the total number of shares of common stock outstanding as of December 31 of the previous calendar year, upon the grant, vesting or exercise of the awards, in the aggregate;

•

the number of shares that any award holder would be entitled to receive should not exceed one-third of the aggregate number of shares of common stock issuable upon the grant of awards to all award holders in that calendar year; and

•

the sum of the total number of (i) shares of common stock issuable upon the exercise of outstanding stock options, (ii) shares of restricted stock outstanding and (iii) shares issuable subject to deferred stock awards, including restricted units, to no more than 15 percent of the total number of shares of common stock outstanding.

The Company’s Omnibus Equity Compensation Plan requires that awards under the plan vest over periods of time, generally in excess of 24 months, to ensure that senior management conducts the business to ensure long-term growth of the revenues, earnings and stock price of the Company over time, and thereby to enable the management to benefit from that growth. The awards are also designed to retain senior management by providing them with an incentive to remain as employees while the awards vest.

The Committee has established general practices with respect to the timing and dating of stock option awards to senior management. The annual award to senior management is reviewed each January by the Committee prior to the regularly scheduled first quarter meeting of the Board of Directors, for discussion and approval by the Board at that meeting as part of the approval of the Company’s annual compensation plans. In 2006, the date of the awards was set as of the date of each such quarterly Board meeting, and the strike price of the options was the closing price of the Company’s stock on NASDAQ as of the Board meeting date. The Board has regularly followed this practice regardless of whether the Company’s year end results, which are also reviewed at these meetings, are going to exceed or fall short of Wall Street’s expectations for revenues and earnings. The Committee determined to follow these practices in 2006. In 2007, this practice was modified as described below.

The Committee determined that the Company should award both restricted stock and stock options to senior management in 2006. The Committee also determined, with respect to stock options and restricted stock, that:

•

Stock Options. Stock Options granted in 2006 will vest over a four-year period, with 25 percent becoming exercisable on the first anniversary of the grant date and 1/48 becoming exercisable in each month following the first anniversary of the grant date. The grant date was the date of the regularly scheduled first quarter meeting of the Board, which was the date that the Company had used in prior years for the annual allocation. All options granted in 2006 had a ten-year term, and were granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. For 2006, the date of grant was the date of the meeting of the Board of Directors or Compensation Committee authorizing the grant. However, for grants made in 2007, the date of grant was two business days following the announcement by the Company of year end 2006 results and operations. For 2006, the Committee determined that the award of 550,000 options to the senior management team, in the aggregate, would be in line with Company guidelines.

•

Restricted Stock. For awards in 2006, the Committee determined to follow a similar format as the Company used in 2005. The awards were split equally between (a) time-based restricted stock and (b) performance-based restricted stock, which vests only if the company meets certain operating profit targets for all of 2006, after which the shares would vest over time. The awards of time-based restricted stock were deemed appropriate to meet the Company’s philosophy of attracting and retaining key employees for longer periods of time. The performance-based restricted stock were to be structured to give management the incentive to reduce operating costs below 2005 levels, such that only if the Company reported an operating profit in 2006 would the vesting commence. The awards of performance-based restricted stock were also to be issued in the form of a deferred award, so that the stock would not have to be issued unless and until the earnings targets were achieved. For 2006, the Committee determined that the award of 160,000 restricted shares to senior management, in the aggregate, would be in line with Company guidelines. Specific dates for vesting of the restricted stock were to be set as follows:

For the restricted shares vesting with the passage of time:

•

25 percent would vest 18 months after the grant date;

•

25 percent would vest 30 months after the grant date; and

•

50 percent would vest 48 months after the grant date.

For the performance-based restricted shares, one-third of the deferral on vesting would lift if the Company reported an operating profit for 2006; deferral on 2/3 would lift if reported operating profit for 2006 was greater than a specified target dollar amount; and deferral on all of the shares would lift if the Company’s reported operating profit for 2006 was greater than a higher specified target dollar amount. The vesting would then commence, with the appropriate number of shares to vest according to the same timetable as the time-based restricted shares. With regard to the performance-based restricted stock, the operating profit target was calculated by taking into account interest and other income, but amortization of goodwill and intangibles was excluded. The operating profit target was not met in 2006 and therefore the performance-based restricted stock awards were not issued.

For 2007, the Committee has again determined to award both restricted stock and stock options to senior management. For 2007, the Committee determined that for grants of restricted stock, the Company has determined to provide 40 percent of the grant as time-based and 60 percent of the grant as restricted based, as opposed to 50 percent for each. Additionally, the Committee determined that time-based awards of restricted stock will vest on the following schedule: 25 percent would vest 18 months after the grant date; 25 percent would vest 30 months after the grant date; and 50 percent would grant 48 months after the grant date. These awards are described in the Company’s Current Report on Form 8-K dated February 28, 2007.

All Other Compensation

Benefits

The Company offers to each of its Named Executive Officers benefits, which include insurance covering medical, hospitalization, dental, life and disability.

Pension Benefits

For its European-based Named Executive Officers, Messrs. Brant and Smith-Petersen, the Company contributes to a defined contribution pension plan an amount equivalent to 7.5 percent of base salary.

401(k) Plan Matching

The Company matches 60 percent of the contributions made into a 401(k) plan by its United States based Named Executive Officers up to the limit permitted by the Internal Revenue Service. The matches are made in common shares of the Company priced at the closing price on the last day of each applicable quarter.

Change in Control and Severance Benefits

Pursuant to their employment agreements, the Company provides each Named Executive Officer with severance benefits, the objective of which is to provide financial protection in the event of a change in control that disrupts our executives’ careers. Severance benefits provide an economic means for executives to transition from Airspan employment.

Our change of control severance benefits are discussed in the Executive Compensation section under the caption “Potential Payments upon Termination or Change of Control.”

Corporate Tax Considerations

The Internal Revenue Code disallows corporate tax deductions for executive compensation in excess of $1 million for any of the CEO or the next four most highly-compensated officers of the Company. Internal Revenue Code Section 162(m) allows certain exemptions to the deduction cap, including pay programs that depend on formulas and, therefore, are “performance-based.”

The Compensation Committee considers the deductibility of compensation when reviewing and approving pay levels and pay programs; but reserves the right to award compensation that is not deductible under 162(m) if it is determined to be the in best interests of the Company and its shareholders. At the present time, the Company is not at risk of losing a deduction under 162(m) because no individual covered by the law receives compensation in excess of $1 million.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives of the Company’s executive compensation and benefit program.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards(8) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compen- sation(9) ($)	Total ($)

Eric Stonestrom President & CEO	2006	380,000	50,764	(4)	73,800	240,090	—	—	31,883	776,537

Peter Aronstam Former Senior VP and Former Chief Financial Officer	2006	240,000	26,718	(5)	32,288	160,060	—	—	31,083	490,149

Henrik Smith-Petersen(1) President, Asia Pacific	2006	274,149	170,118	(6)	7,688	80,030	—	—	22,558	554,543

Alastair Westgarth(2) Chief Technical Officer	2006	120,000	36,000		17,282	264,940	—	—	9,819	448,041

David Brant(1)(3) Senior VP and Chief Financial Officer	2006	243,570	20,312	(7)	7,688	80,030	—	—	22,189	373,788

——————

(1)

Salary and bonus amounts for Messrs. Brant and Petersen reflect a conversion rate from UK pounds to US dollars US$1 = UK£0.5109.

(2)

Mr. Westgarth commenced employment with the Company on July 17, 2006. Mr. Westgarth subsequently left the company on 23 March 2007.

(3)

Mr. Brant was promoted to the position of senior vice president and chief financial officer on January 1, 2007.

(4)

Includes $24,563 paid in March 2007 related to the 2006 bonus plan.

(5)

Includes $12,928 paid in March 2007 related to the 2006 bonus plan.

(6)

Such bonus relates to commission.

(7)

Includes $13,147 paid in March 2007 related to the 2006 bonus plan.

(8)

See table “Grants of Plan-Based Awards.”

(9)

See table “‘All Other Compensation’ Supplementary Table.”

“ALL OTHER COMPENSATION” SUPPLEMENTARY TABLE

	Year	Healthcare/ Insurances(1) ($)	Pension(2) ($)	401K(3) ($)	Total “All Other Compensation” ($)

Eric D. Stonestrom	2006	23,483	—	8,400	31,883
Peter Aronstam	2006	22,083	—	9,000	31,083
Henrik Smith-Petersen	2006	4,741	19,817	—	24,558
Alastair Westgarth	2006	9,819	—	—	9,819
David Brant	2006	3,900	18,289	—	22,189

——————

(1)

The cost of providing medical, hospitalization, dental, life and disability based on actual costs incurred or a pro rate percentage relating to base salary

(2)

The Company contributes to a defined benefit pension plan 7.5 percent of base salary.

(3)

The Company matches 60 percent of the contributions made into a 401(k) plan up to the limit permitted by the Internal Revenue Service. The matches are made in shares of Airspan Networks Inc. common stock priced at the closing price on the last day of each relevant quarter.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)

Eric Stonestrom	1/27/2006(1)	—	—	—	12,000	60,000	6.15	6.15	313,890	(5)
Peter Aronstam	1/27/2006(1)	—	—	—	5,250	40,000	6.15	6.15	192,348	(5)
Henrik Smith-Petersen	1/27/2006(1)	—	—	—	1,250	20,000	6.15	6.15	87,718	(5)
Alastair Westgarth	7/20/2006(2)	—	—	—	9,096	200,000	1.90	1.90	82,222	(6)
David Brant	1/27/2006(1)	—	—	—	1,250	20,000	6.15	6.15	87,718	(5)

——————

(1)

The grant date was the date of the first Board meeting in 2006 held on January 27, 2006. The exercise price was the closing price on that date.

(2)

The grant date was the date of the Board meeting held on July 20, 2006. The exercise price was the closing price on that date.

(3)

All grants of stock awards vest in accordance with the following vesting schedule:

•

25 percent vest 18 months after the grant date;

•

25 percent vest 30 months after the grant date; and

•

50 percent vest 48 months after the grant date.

(4)

Options awards vest over a four-year period, with 25 percent becoming exercisable on the first anniversary of the grant date and 1/48 becoming exercisable in each month following the first anniversary of the grant date.

(5)

Grant Date Fair Value of Stock and Option Award is calculated using the Black-Scholes option-pricing model. Using the following assumptions: Volatility 76.44%; Expected life of 5 years, Risk-free interest rate 4.622%, Dividend yield 0%.

(6)

Grant Date Fair Value of Stock and Option Award is calculated using the Black-Scholes option-pricing model. Using the following assumptions: Volatility 85.00%; Expected life of 5 years, Risk-free interest rate 4.8%, Dividend yield 0%.

Employment Agreements

All of our listed executive officers are employed with employment agreements. These agreements are filed with the SEC:

•

Eric Stonestrom (Incorporated by reference to Amendment to Registration Statement on Form S-1 Filed June 22, 2000);

•

Peter Aronstam (Incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2002);

•

Henrik Smith-Petersen (Incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2002);

•

Alastair Westgarth (Quarterly report on Form 10-Q July 2, 2006); and

•

David Brant (Annual Report on Form 10-K for the fiscal year ended December 31, 2006).

Eric Stonestrom

Mr. Stonestrom’s base salary under his employment agreement, dated January 12, 1998, has since been increased to its current level of $380,000 per year, subject to periodic review and adjustment by the Company’s Board of Directors. Additionally, Mr. Stonestrom is eligible to receive certain bonus compensation as described under the caption “Compensation Discussion and Analysis.” Mr. Stonestrom’s employment agreement has no specified term. See the caption “Potential Payments upon Termination or Change of Control” for details regarding potential severance payments.

Peter Aronstam

Mr. Aronstam’s base salary under his employment agreement, dated February 15, 2001, was set at $240,000 per year for 2006, as a result of periodic review and adjustment by the Company’s Board of Directors. The employment agreement had no specified term. Additionally, Mr. Aronstam was also eligible to receive certain bonus compensation for 2006 as described under the caption “Compensation Discussion and Analysis.” On March 2, 2007, Mr. Aronstam terminated his employment with the Company. See the caption “Potential Payments upon Termination or Change of Control” for details regarding Mr. Aronstam’s severance arrangements.

Henrik Smith-Petersen

Mr. Smith-Petersen’s base salary under his employment agreement, dated February 28, 2001, was set at $274,149 for 2006, subject to periodic review and adjustment by the Company’s Board of Directors. The employment agreement has no specified term. Additionally, Mr. Smith-Petersen is eligible to receive certain bonus compensation for 2006 as described under the caption “Compensation Discussion and Analysis.” See the caption “Potential Payments upon Termination or Change of Control” for details regarding potential severance payments.

Alastair Westgarth

Under his employment agreement, dated June 12, 2006, Mr. Westgarth’s base salary was $260,000. The employment agreement had no specified term. Additionally, Mr. Westgarth was eligible to receive certain bonus compensation for 2006 as described under the caption “Compensation Discussion and Analysis.” On March 23, 2007, Mr. Westgarth terminated his employment with the Company. See the caption “Potential Payments upon Termination or Change of Control” for details regarding Mr. Westgarth’s severance arrangements.

David Brant

Under his employment agreement, dated March 1, 2007, Mr. Brant receives a base salary of $274,000 per year, effective from February 1, 2007, subject to periodic review and adjustment by the Company’s Board of Directors. The Agreement has no specified term. Additionally, Mr. Brant is eligible to receive certain bonus compensation as described under the caption “Compensation Discussion and Analysis.” See the caption “Potential Payments upon Termination or Change of Control” for details regarding potential severance payments.

2007 Omnibus Equity Incentive Plan

For a description of the material terms of the Company’s Omnibus Equity Compensation Plan, see the “Compensation Discussion and Analysis” under the caption “Long-Term Incentive Awards.”

Salary and Bonus

The Company does not currently have a specific policy regarding the proportion of annual salary to total compensation. For further information regarding salary and bonus see “Compensation Discussion and Analysis” under the captions “Base Salary” and “Annual Incentives.”

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

Eric D. Stonestrom	66,667	—		$3.60	10/05/2009	34,500	(7)	$127,650
	—	100,000	(1)	6.00	11/01/2010	—		—
	150,000	—		4.38	02/07/2011	—		—
	167,167	—		1.83	11/07/2011	—		—
	45,833	—		0.45	09/25/2012	—		—
	29,063	15,937	(2)	5.08	05/24/2014	—		—
	28,750	31,250	(3)	4.12	01/28/2015	—		—
	—	60,000	(4)	6.15	01/26/2016	—		—

Peter Aronstam	325,000	—		2.86	03/08/2011	14,625	(7)	54,113
	21,313	11,687	(2)	5.08	05/24/2014	—		—
	19,167	20,833	(3)	4.12	01/28/2015	—		—
	—	40,000	(4)	6.15	01/27/2016	—		—

Henrik Smith-Petersen	9,000	—		0.30	01/01/2008	7,812	(7)	28,904
	6,667	—		3.60	10/05/2009	—		—
	36,667	—		7.50	03/10/2010	—		—
	36,666	—		9.60	06/21/2010	—		—
	175,000	—		4.38	02/01/2011	—		—
	50,000	—		1.83	11/07/2011	—		—
	60,000	—		0.45	09/25/2012	—		—
	19,375	10,625	(2)	5.08	05/24/2014	—		—
	11,979	13,021	(3)	4.12	01/28/2015	—		—
	14,583	35,417	(5)	4.94	10/28/2015	—		—
	—	20,000	(4)	6.15	01/27/2016

Alastair Westgarth	—	200,000	(6)	1.90	07/20/2016	9,096	(8)	33,655

David Brant	3,333	—		3.60	10/05/2009	6,875	(7)	25,438
	15,000	—		15.00	07/10/2010	—		—
	75,000	—		4.38	02/07/2011	—		—
	35,000	—		1.83	11/07/2011	—		—
	50,000	—		0.45	09/25/2012	—		—
	16,146	8,854	(2)	5.08	05/24/2014	—		—
	11,979	13,021	(3)	4.12	01/28/2015	—		—
	14,583	35,417	(5)	4.94	10/28/2015	—		—
	—	20,000	(4)	6.15	01/27/2016	—		—

——————

(1)

Options granted November 1, 2000 become exercisable on November 1, 2007.

(2)

Option granted May 24, 2004. The remaining options will become exercisable monthly until fully vested by May 24, 2008.

(3)

Option granted January 28, 2005. The remaining options will become exercisable monthly until fully vested by January 28, 2009.

(4)

Option granted January 27, 2006. 25% of the grant will vest on January 27, 2007. The remaining options will become exercisable monthly until fully vested by January 28, 2009.

(5)

Option granted October 28, 2005. The remaining options will become exercisable monthly until fully vested by October 28, 2009.

(6)

Option granted July 20, 2006. The remaining options will become exercisable monthly until fully vested by July 20, 2010.

(7)

Stock awards vest over time through January 27, 2010.

(8)

Stock awards vest over time through July 20, 2010.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Eric Stonestrom	—	—	7,500	14,325
Peter Aronstam	60,000	139,155	3,125	5,969
Henrik Smith-Petersen	—	—	2,188	4,179
Alastair Westgarth	—	—	—	—
David Brant	—	—	1,875	3,581

——————

(1)

The value realized on exercise of stock options is the difference between the fair market value of the Company’s common stock at the time of exercise and the exercise price contained in the award agreement for the stock option. The value realized on vesting of the stock awards is the fair market value of the Company’s common stock at the time of vesting. The fair market value used for purposes of this table is the actual sale proceeds when a cashless exercise has been completed or, the closing market price of the Company’s common stock on the date of exercise or vesting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following table sets forth the payments that would have been made had a termination without cause occurred as of December 31, 2006:

Name	Amount Paid on the Company Terminating the Employment Contract without Cause

Eric Stonestrom(1)	$380,000 (equivalent to 12 months’ base salary)
Peter Aronstam(2)	$240,000 (equivalent to 12 months’ base salary)
Henrik Smith-Petersen(3)	$208,088 (equivalent to 9 months’ base salary; GB£106,312 converted at GB£0.5109 = $1)
Alastair Westgarth(4)	$65,000 (equivalent to 3 months’ base salary)
David Brant(5)	$274,000 (equivalent to 12 months’ base salary)

——————

(1)

On involuntary termination of Mr. Stonestrom’s contract he is entitled to receive severance of 12 months’ base salary or $380,000.

(2)

On involuntary termination Mr. Aronstam was entitled to severance equal to the greater of his 12 month trailing salary and sales bonus or his base salary at the start of his employment. Mr. Aronstam left the Company on March 2, 2007 and pursuant to this provision will receive an aggregate of $240,000 payable weekly.

(3)

On termination without cause, Mr. Smith-Petersen would be entitled to severance equal to nine months’ base pay or $208,088 (equivalent to 9 months’ base salary; GB£106,312 converted at GB£0.5109 = $1) (assuming termination on December 31, 2006), plus any accrued commissions on Asia business.

(4)

In the event of termination not for cause triggered by the Company, Mr. Westgarth would have been entitled to receive severance equal to three months’ base salary or $65,000 assuming a December 31, 2006 termination date. However, Mr. Westgarth left the Company voluntarily on March 23, 2007 and did not receive any severance payment.

(5)

Under Mr. Brant’s current contract, which became effective January 1, 2007, in the event of termination of Mr. Brant other than for “cause” (as defined in his employment agreement) or if he terminates his employment with “good reason” (as defined in his employment agreement), Mr. Brant would be entitled to severance equal to 12 months’ base salary as of the termination date or $274,000 assuming a December 31, 2006 termination date, payable weekly. If Mr. Brant is terminated within one year of the effective date of a “change of control” (as defined in his employment agreement) or voluntarily terminates his employment because of a required relocation or a material change in his responsibilities, Mr. Brant would be entitled to receive severance of 12 months’ total cash compensation that would otherwise have been payable, including all bonuses. Assuming termination based on a change of control at December 31, 2006, Mr. Brant would have been entitled to compensation of $411,000 (equivalent to 12 months’ base salary; $274,000 plus 50% bonus), payable weekly; assuming his new contract had been effective on that date. Under the terms of Mr. Brant’s prior employment agreement, in the event the Company terminated Mr. Brant’s employment agreement without cause, Mr. Brant would have been entitled to a severance payment equal to nine months of his base salary at the time of termination.

Upon the occurrence of a “change of control”, as defined in the Company’s stock option agreements under its Omnibus Equity Compensation Plan, the following provisions apply to option awards:

Upon the occurrence of a “change of control” (as defined below), if the Company or any successor, assign, or purchaser thereof does not either: (A) continue the option (as adjusted, if necessary, to retain its pre-“change of control” economic value and aggregate “spread” between the option shares’ fair market value and exercise price) or (B) grant a new option of at least equivalent economic value, aggregate “spread,” and other terms and conditions as the pre-“change of control” option, then an additional 50 percent of any remaining unvested options will automatically vest all such vested options may be exercised (together with any other previously or subsequently vested options) until the later of (i) the date related to termination of the employee, or (ii) one year from such “change of control”, but in no event longer than ten years from the original date of grant.

A “change of control” as defined in the stock option agreements means the following:

(1)

Any person becomes the beneficial owner of shares having 50% or more of the total number of votes that may be cast for the election of directors of the Company; or

(2)

As a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets; or

(3)

If at any time (i) the Company shall consolidate with, or merge with, any other person and the Company shall not be the continuing or surviving corporation, (ii) any person shall consolidate with, or merge with, the Company and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, (iii) the Company shall be a party to a statutory share exchange with any other person after which the Company is a Subsidiary of any other Person, or (iv) the Company shall sell or otherwise transfer 50% or more of the assets or earnings power of the Company and its subsidiaries (taken as a whole) to any person or persons.

Other Potential Post-Employment Payments

Equity Incentive Plans

Under our option plans, the option holder has 90 days to exercise vested options from the date employment ends, other than for death or disability. In the event of death, the option holder’s estate may exercise the option upon the holder’s death for a period of 365 days. Similarly, the option holder may exercise the option upon termination due to disability for a period of 365 days. For further details regarding our equity incentive plans, see the “Compensation Discussion and Analysis” under the caption “Long-Term Incentive Awards.” Assuming termination as of December 31, 2006, our Named Executive Officers would have been eligible to exercise the following amounts of vested options for the periods described above: Mr. Stonestrom, 487,480; Mr. Aronstam, 365,480; Mr. Smith-Petersen, 419,937; Mr. Westgarth, nil; and Mr. Brant, 221,041.

Employee Stock Purchase Plan

Upon termination of employment, all amounts in the participant’s account are paid to the participant. As of December 31, 2006, the Named Executive Officers were entitled to the following amounts: Mr. Stonestrom, nil; Mr. Aronstam, $10,153; Mr. Smith-Petersen, nil; Mr. Westgarth, $nil; and Mr. Brant, $10,170 (GB£5,196 converted at GB£0.5109 = $1).

REPORT OF THE AUDIT COMMITTEE(1)

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. In this oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, including the system of internal controls, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles in the United States.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has substantively discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management. The Audit Committee has also considered the compatibilities of non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

The Audit Committee

Julianne M. Biagini, Chairwoman
Michael T. Flynn
David A. Twyver

——————

(1)

The material in this Report of the Audit Committee shall not be deemed to be “soliciting material,” nor to be “filed” with the SEC nor subject to Regulation 14A or 14C. This report is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 (the “Securities Act”), as amended or the Exchange Act.

POLICY AND PROCEDURES REGARDING TRANSACTIONS WITH RELATED PERSONS

Based on our size and industry, we may from time to time engage in transactions and business arrangements with companies and other organizations in which one of the members of our Board, executive officers or their respective immediate family members also may be a board member, executive officer or significant investor, or in which such person has a direct or indirect material interest. We recognize that related person transactions have the potential to create perceived or actual conflicts of interest and could create the appearance that decisions are based on considerations other than the best interests of the Company and its shareholders. Accordingly, as a general matter, it is our preference to avoid related person transactions. However, there are situations where related person transactions are either in, or not inconsistent with, our best interests and the best interests of our shareholders. As a result, the Company currently reviews related person transactions on a case by case basis and will refer matters to our Board of Directors for final decision. The Company is in the process of determining whether a formal, written policy regarding related party transactions is in the best interests of the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Loans to Related Parties

In connection with the purchase of 1.5 million shares of the Company’s common stock (the “Purchased Shares”), on April 27, 1999, Mr. Stonestrom incurred $130,000 of indebtedness to the Company. On July 16, 2004, Mr. Stonestrom repaid $43,333 of such indebtedness to the Company and, accordingly, the aggregate outstanding amount of such indebtedness as of the date of this report is $86,667. The indebtedness is evidenced by a promissory note which is payable upon the earlier of Mr. Stonestrom’s termination or bankruptcy or various events constituting a change in control of the Company or a majority of its assets. No interest is due under the notes unless Mr. Stonestrom enters into various insolvency related proceedings, which proceedings trigger an obligation to pay interest at the highest rate allowed by the State of Delaware. As security for the note, Mr. Stonestrom has granted the Company a first priority security lien in (i) the Purchased Shares, (ii) all securities of the Company subsequently acquired by Mr. Stonestrom, and (iii) all proceeds from the sale of the Purchased Shares.

On September 25, 2006, the Company consummated the private sale (the “Private Placement”) of 200,690 shares of Series B Preferred Stock to Oak Investment Partners XI Limited Partnership (“Oak”). Oak received 100,000 of the Shares in exchange for a $29 million cash investment and 100,690 of the Shares in exchange for Oak’s transfer to the Company of all 73,000 shares of Series A Preferred Stock held by Oak prior to the closing of the Private Placement, or 1.379 shares of Series B Preferred Stock for each share of Series A Preferred Stock transferred by Oak to the Company. The transaction closed on September 25, 2006. The shares of Series B Preferred Stock were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The Series B Preferred Stock is convertible into common stock at an initial conversion price of $2.90 and each share of Series B Preferred Stock is initially entitled to 81 votes on all matters submitted to a vote of holders of the Company’s Common Stock. The issuance of the Series B Preferred Stock was approved by the holders of a majority of the Company’s Common Stock that voted at a special meeting of shareholders (excluding shares held by Oak and its affiliates. At December 31, 2006, the Series B Preferred Stock was convertible into approximately [33]% of the Company’s Common Stock (without giving effect to the exercise or conversion of other outstanding options, warrants or convertible securities) and upon such conversion would represent [29]% of the voting power outstanding at such date. The Company has registered the resale of the Shares of Common Stock underlying the Series B Preferred Stock with the SEC. Oak is currently entitled to elect one member to the Company’s Board of Directors pursuant to the terms of the Purchase Agreement for the Series B Preferred Stock. Oak also has various other rights set forth in that Purchase Agreement which has been filed with as an exhibit to the Company’s current Report on Form 8-K dated September 25, 2006 and to which reference is hereby made for the complete terms of such Purchase Agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationship exists between the Company’s Board of Directors or Compensation Committee and the Board of Directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

CODE OF ETHICS

The Company maintains a code of conduct (the “Code”) that applies to its Directors, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller, as well as to all of the other employees of the Company. This Code, a copy of which is available on our web site at www.airspan.com, addresses, among other things: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) compliance with applicable governmental laws, rules, and regulations; (iii) the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; (iv) accountability for adherence to the Code; and (v) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with or submit to the SEC and in other public communications we make. In the event we ever waive compliance by our Directors, our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller with the Code, we will disclose the waiver on our website at the web address provided above. (The URL above is intended to be an inactive textual reference only. It is not intended to be an active hyperlink to our website. The information on our website, which might be accessible through a hyperlink resulting from this URL, is not and is not to be part of this report and is not incorporated herein by reference).

ANNUAL REPORT TO SHAREHOLDERS

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 accompanies this Notice of Annual Meeting and Proxy Statement. Additional copies of the Annual Report on Form 10-K may be obtained without charge by writing to:

Airspan Networks Inc.
777 Yamato Road, Suite 310
Boca Raton, FL 33431
Attention: Chief Financial Officer

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act, that might incorporate all or portions of the Company’s filings, including this Proxy Statement, with the SEC, in whole or in part, the Compensation Committee Report on Executive Compensation and the Report of the Audit Committee contained in this Proxy Statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act or the Exchange Act.

OTHER BUSINESS

2008 Shareholder Proposals

Shareholders interested in submitting a proposal to be considered for inclusion in the Company’s Proxy Statement and form of Proxy for the 2008 Annual Meeting of Shareholders may do so by following the procedures prescribed by Rule 14a-8 under the Exchange Act. To be eligible for inclusion, proposals must be submitted in writing and received by the Company on or before December 27, 2007 and must be addressed to David Brant, Corporate Secretary, Airspan Networks Inc., 777 Yamato Road, Suite 310, Boca Raton, FL 33431.

A shareholder of the Company may wish to have a proposal presented at the 2008 Annual Meeting of Shareholders, but not to have the proposal included in the Company’s Proxy Statement and form of Proxy relating to that meeting.

Pursuant to the Bylaws, no business may be brought before the annual meeting unless it is specified in the notice of meeting or is otherwise brought before the meeting at the direction of the Board of Directors or by a shareholder who otherwise has the right to submit the proposal and who has delivered written notice to the Company (containing certain information specified in the Bylaws about the shareholder and the proposed action) within ten days after delivery of notice of the annual meeting. These requirements are separate from and in addition to the SEC requirements referenced above for inclusion of a shareholder proposal in the Company’s Proxy Statement.

Procedures for Nominating or Recommending for Nomination Candidates for Director

In order for a shareholder to nominate a candidate for director, under the Bylaws, timely notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, such notice must be received not less than 120 nor more than 150 days before the first anniversary of the date the Company’s Proxy Statement is first mailed to shareholders in connection with the last Annual Meeting of Shareholders, i.e., between November 27, 2007 and December 27, 2007 for the 2008 Annual Meeting. The shareholder filing the notice of nomination must include:

As to the shareholder giving the notice:

•

the name and address of such shareholder, as they appear on the Company’s stock transfer books;

•

a representation that such shareholder is entitled to vote as such meeting and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

•

the class and number of shares of stock of the Company beneficially owned by such shareholder; and

•

a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; and

As to each person whom the shareholder proposes to nominate for election as a director:

•

the name, age, business address and, if known, residence address of such person;

•

the principal occupation or employment of such person;

•

the class and number of shares of stock of the Company that are beneficially owned by such person;

•

any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Exchange Act; and

•

the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company within the time limits described above. Such notice must include:

•

the information described above with respect to the shareholder proposing such business;

•

a brief description of the business desired to be brought before the Annual Meeting of Shareholders, including the complete text of any resolutions to be presented at such meeting, and the reasons for conducting such business at the Annual Meeting of Shareholders; and

•

any material interest of such shareholder in such business.

These requirements are separate from and in addition to the SEC requirements a shareholder must satisfy to have a proposal included in the Company’s proxy statement.

In each case the notice must be given by personal delivery or by United States certified mail, postage prepaid, to Peter Aronstam, the Secretary of the Company, whose address is 777 Yamato Road, Suite 310, Boca Raton, FL 33431. Any shareholder desiring a copy of the Bylaws will be furnished one without charge upon written request to the Secretary. A copy of the Bylaws is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and is available at the SEC Internet website at www.sec.gov.

Other Matters

Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

By Order of the Board of Directors

David Brant
Corporate Secretary

April 26, 2007

AIRSPAN
777 Yamato Road
Suite #310
Boca Raton, FL 33431

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Airspan Networks Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Airspan Networks Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

AIRSPAN NETWORKS INC.

The Board of Directors recommends a vote "FOR" the seven director nominees listed below:

PROPOSAL NO. 1

1.

To elect nine members to the Company's Board of Directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified:

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nominees:	(01) (02) (03) (04) (05) (06) (07) (08) (09)	Julianne M. Biagini Bandel L. Carano Matthew J. Desch Michael T. Flynn Frederick R. Fromm Guillermo Heredia Thomas S. Huseby Eric D. Stonestrom David A. Twyver	☐	☐	☐

The Board of Directors unanimously recommends a vote “FOR” Proposal 2.

PROPOSAL NO. 2

	For	Against	Abstain
2. To consider and vote upon a proposal to approve of and ratify the selection of Grant Thornton, LLP as the Company's independent auditors for the fiscal year ending December 31, 2007:	☐	☐	☐

Proxy solicited on behalf of the Airspan Networks Inc. Board of Directors for the 2007 Annual Meeting of Shareholders, May 30, 2007.

IMPORTANT: Please mark, date and sign your name exactly as it appears on this proxy and return this proxy in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such. For joint accounts, each joint owner should sign.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of Airspan Networks Inc., a Washington corporation (the “Company”), will be held on Wednesday, May 30, 2007 at 11:00 AM EDT, at the Company's headquarters, 777 Yamato Road, Suite 310, Boca Raton, FL 33431, for the purposes described on the reverse side of this card.

All shareholders are cordially invited to attend; however, only shareholders of record at the close of business on Monday, April 16, 2007 are entitled to vote at the Annual Meeting or any adjournments thereof.

PLEASE SIGN, DATE AND MAIL
THIS PROXY CARD BACK AS SOON AS POSSIBLE:

ANNUAL MEETING OF SHAREHOLDERS
AIRSPAN NETWORKS INC.

May 30, 2007

Please Detach and Mail in the Envelope Provided

AIRSPAN NETWORKS INC.

PROXY
for Annual Meeting to be held May 30, 2007

The undersigned appoints each of Eric D. Stonestrom and Matthew J. Desch, attorney and proxy, with full power of substitution, on behalf of the undersigned, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of Airspan Networks Inc. that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof.

The shares represented by this proxy will be voted as specified and, in the discretion of the proxies, on all other matters. If not otherwise specified, shares will be voted in accordance with the recommendations of the Directors.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on other side.)